Exhibit 5.1

Matthew Browne +1 858 550 6045 mbrowne@cooley.com

November 18, 2021

BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648

Ladies and Gentlemen:

We have acted as counsel to BTRS Holdings Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S‑4 (the “Registration Statement”) with the Securities and Exchange Commission, and a related prospectus included in the Registration Statement (the “Prospectus”).  The Registration Statement and Prospectus relate to (i) the proposed offer (the “Exchange Offer”) to the holders of certain of the Company’s outstanding warrants identified in the Registration Statement (the “Warrants”) to exchange each Warrant for 0.30 shares of class 1 common stock, par value $0.0001 per share, of the Company (“Common Stock”) as described in the Registration Statement and (ii) the solicitation of consents from the holders of the Warrants to amend the Warrant Agreement, dated as of June 19, 2019, by and between South Mountain Merger Corp. and Continental Stock Transfer & Trust Company (as so amended, the “Amended Warrant Agreement”), to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.27 shares of Common Stock. The shares of Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the Amended Warrant Agreement are referred to herein as the “Shares”.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of the certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than by the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Prospectus, the Exchange Offer and the Amended Warrant Agreement, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

COOLEY LLP 4401 EASTGATE MALL SAN DIEGO, CA 92121
T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM

Matthew Browne +1 858 550 6045 mbrowne@cooley.com

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Matthew Browne
Matthew Browne

COOLEY LLP 4401 EASTGATE MALL SAN DIEGO, CA 92121
T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM